EXHIBIT 5.1

China Liberal Education Holdings Limited Floor 4, Willow House Cricket Square Grand Cayman KY1‐9010 Cayman Islands 14 July 2023

Campbells

Registered Foreign Law Firm

1301, 13/F, York House

The Landmark

15 Queen’s Road Central

Hong Kong

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T +852 3708 3000

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E jnip@campbellslegal.com

campbellslegal.com

Our Ref: 17624-30492

Your Ref:

CAYMAN | BVI | HONG KONG

Dear Sirs

China Liberal Education Holdings Limited

We have acted as Cayman Islands legal advisers to China Liberal Education Holdings Limited (the "Company"), a Cayman Islands exempted company, in connection with the Company’s registration and offerings of any combination of Ordinary Shares, Warrants, Debt Securities, Rights and Units (each such term as defined in the Registration Statement, with the Ordinary Shares and shares issuable pursuant to the Warrants, Debt Securities, Rights and Units collectively referred to herein as the “Securities”), having an aggregate offering price of US$100,000,000, as well as the registration of the resale of up to 1,622,017 Ordinary Shares held by Ever Alpha Global Limited (the “Resale Shares”) through a Registration Statement on Form F-3, including all amendments or supplements thereto (the "Registration Statement") to be filed with the United States Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the "Act").

1	Assumptions

1.1

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the Resolutions and the Certificate of Good Standing (each as defined below). We have also relied upon the following assumptions, which we have not independently verified:

(a)

Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate;

(b)	All signatures, initials and seals are genuine;
(c)	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions expressed herein;
(d)	The A&R Memorandum and Articles remain in full force and effect and are unamended;
(e)

The Resolutions were duly passed in the manner prescribed in the A&R Memorandum and Articles and the resolutions contained in the Resolutions are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

(f)	The authorised shares of the Company as set out in the A&R Memorandum and Articles have not been amended; and

Managing Partner: Shaun Folpp (British Virgin Islands)

Resident Hong Kong Partners: Jenny Nip (England and Wales) and Jane Hale (Queensland (Australia))

Non-Resident Hong Kong Partner: Robert Searle (Cayman Islands)

Cayman Islands and British Virgin Islands

(g)

The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened in accordance with the then effective Memorandum and Articles of Association of the Company) and all resolutions passed at the meetings, or passed by written consent as the case may be.

2	Documents Reviewed

2.1	We have reviewed originals, copies, drafts or conformed copies of the following documents and such other documents or instruments as we deem necessary:

	(a)	A copy of the Registration Statement as provided and to be filed with the Commission on or about the date of this opinion;
	(b)	A copy of the certificate of incorporation issued by the Registrar of Companies in the Cayman Islands on 27 February 2019;
(c)

A copy of the statutory registers of directors and officers, members, mortgages and charges of the Company as maintained at its registered office in the Cayman Islands, reviewed by Campbells Corporate Services Limited on 13 July 2023;

(d)

A copy of the amended and restated Memorandum and Articles of Association of the Company as registered and filed with the General Registry of the Cayman Islands on 24 April 2020 (the "A&R Memorandum and Articles");

	(e)	Copies of the written resolutions of the board of director of the Company dated 14 July 2023 (together, the "Resolutions");
	(f)	Certificate of Good Standing in respect of the Company issued by the Registrar of Companies in the Cayman Islands dated 11 July 2023 (the "Certificate of Good Standing");
	(g)	A certificate provided by a director of the Company dated 14 July 2023 (“Director’s Certificate”); and
	(h)	The records of proceedings of the Company on file with, and available for inspection on 12 July 2023, at the Grand Court of the Cayman Islands.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2	The authorised share capital of the Company is US$50,000 divided into 50,000,000 ordinary shares of a par value of US$0.001 each.

3.3

With respect to the Securities, when (i) the board of directors of the Company (the “Board”) has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters; (ii) the issue of such Securities has been recorded in the Company's register of members (shareholders); and (iii) the subscription price of such Securities (being not less than the par value of the Ordinary Shares) has been fully paid in cash or other consideration approved by the Board, the Securities will be duly authorized, validly issued, fully paid and non- assessable. As a matter of Cayman law, a share is only issued when it has been entered in the register of members (shareholders).

3.4

The Resale Shares held by Ever Alpha Global Limited are legally issued and allotted and fully paid and non-assessable. As a matter of Cayman law, a share is only issued when it has been entered in the register of members (shareholders).

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4	Qualifications

The opinions hereinbefore given are subject to the following qualifications:

4.1

We make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4.2

In this opinion, the phrase "non-assessable" means, with respect to the Registered Securities, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Registered Securities by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4.3	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

We hereby consent to filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Enforcement of Civil Liabilities" and "Legal matters" and elsewhere in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder, with respect to any part of the Registration Statement, including this opinion and an exhibit or otherwise.

Yours faithfully

Campbells

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